UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2018

ENBRIDGE INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15254	NONE
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 425 - 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

(Address of Principal Executive Offices) (Zip Code)

1-403-231-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On August 1, 2018, Enbridge Inc. (“we,” “our,” “us,” or “Enbridge”), announced that our indirect subsidiary, Enbridge (U.S.) Inc. (the “Selling Subsidiary”), completed the sale of Midcoast Operating, L.P. and its subsidiaries (“Midcoast”), which conduct our natural gas and natural gas liquids gathering, processing, transportation and marketing businesses, to AL Midcoast Holdings, LLC, an affiliate of ArcLight Capital Partners, LLC. Pursuant to the terms of that certain Securities Purchase Agreement, dated as of May 9, 2018, by and between the Selling Subsidiary and AL Midcoast Holdings, LLC, as amended by the Amendment to Securities Purchase Agreement, dated as of July 6, 2018, we disposed of Midcoast for cash proceeds of approximately $1.1 billion.

ITEM 8.01 Other Events.

On August 1, 2018, we issued a press release announcing the closing of the transaction described in Item 2.01. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(b)   Pro forma financial information

The unaudited pro forma condensed consolidated statement of financial position as at March 31, 2018, and the unaudited pro forma condensed consolidated statements of earnings for the three months ended March 31, 2018 and the year ended December 31, 2017 with respect to the transaction described in Item 2.01 is filed as Exhibit 99.2 hereto and incorporated herein by reference.

(d)   Exhibits

Exhibit No.	Exhibit Description
Exhibit 99.1	Press release dated August 1, 2018.
Exhibit 99.2	Enbridge Inc. unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE INC. (Registrant)

Date: August 1, 2018	By:	/s/ TYLER W. ROBINSON
Tyler W. Robinson
Vice President & Corporate Secretary (Duly Authorized Officer)